Exhibit 10.22






                         STANLEY FURNITURE COMPANY, INC.

                        2005 INCENTIVE COMPENSATION AWARD

Participant:   Douglas I. Payne

         This Award, dated as of December 15, 2004, is made pursuant and subject to the provisions of the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan.

         1. Purpose. The purpose of the 2005 Incentive Compensation Award is to provide an annual performance-based incentive for designated officers by offering them an opportunity to earn additional shares of Stanley Furniture common stock ("Company Stock") based on performance criteria. The Award is made pursuant to Section 8 of the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan (the "Plan") and all capitalized terms not otherwise defined shall have the same meaning as in the Plan.

         2. Definitions. The following terms will have the meaning indicated:

                  (a) "Award" means this award setting forth the terms and conditions applicable to an Award granted to the Participant, including Exhibit A.

                  (b) "Committee" means the Compensation Committee of the Board of Directors of Stanley.

         3. Award. An Award shall be payable for fiscal year 2005 to the Participant upon the satisfaction of the Performance Goal stated on Exhibit A. In the event of any conflict between this Award and the Plan, the terms of the Plan shall govern. All determinations regarding the achievement of any Performance Goal will be made by the Committee. The Committee may not increase the amount of Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments at its discretion.

                  (a) All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goal has been met.

                  (b) The Award will be paid in Company Stock as soon as practicable after the performance is certified by the Committee.

                  (c) The Participant agrees as a condition of receiving this Award to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to such Participant. To fulfill the withholding obligation, the Participant is entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Participant of all federal and state income and employment taxes imposed upon the Award and the Gross-Up Payment, the Participant receives a Gross-Up Payment equal to the federal and state income and employment taxes imposed and that Gross-Up Payment shall be withheld by the Company.

         4. Administration. The Award is administered by the Committee. It is the intent of the Committee that this Award satisfies, and be interpreted in a manner that satisfies, the applicable requirements of Code Section 162(m) and the 2000 Incentive Compensation Plan. The Committee's interpretation and construction of any provision of the Award, including, but not limited to, the determination of the performance goal, is final and conclusive and shall be binding on all parties. If any provision of this Award would otherwise conflict with the intent expressed in this Section, that provision to the extent possible shall be interpreted so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to the Participant.

         5. Negative Discretion. The Committee shall have discretion to limit the amount of Company Stock payable to the Participant under this Agreement to the extent that it determines in its absolute discretion.

         6. Nontransferability of Awards. This Award shall not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered.

         7. Interpretation. If any term or provision contained herein would to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof. The Award and all other actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

                  IN WITNESS WHEREOF, Stanley Furniture has caused this Award to be executed and the Participant has affixed his signature hereto.

                         STANLEY FURNITURE COMPANY, INC.



                                            By:  /s/Albert L. Prillaman
                                                 ----------------------
                                                    Albert L. Prillaman
                                                    Chairman

                                                 /s/Douglas I. Payne
                                                 ----------------------
                                                    Participant

                                    EXHIBIT A

                          2005 Incentive Award Details


Performance Criteria means earnings per share before nonrecurring items of restructuring and unusual charges.

Performance Goal means the following:

         If earnings per share before nonrecurring items of restructuring and unusual charges for 2005 are at least [intentionally omitted], the Participant will receive 2,000 shares of Company Stock, subject to Section 5 of the Award.